Exhibit 10.75

FIFTEENTH AMENDMENT TO THE

PARSONS CORPORATION RETIREMENT SAVINGS PLAN

(2017 AMENDMENT AND RESTATEMENT)

The Parsons Corporation Retirement Savings Plan (2017 Amendment and Restatement), as previously amended (the “Plan”) is hereby amended as follows:

1.
The Plan is amended effective October 1, 2025 to merge the Blue Ridge Envisioneering 401(k) Plan, and the assets contained therein, into the Plan.
2.
The Plain is amended effective October 1, 2025 to merge the Cromulence LLC 401(k) and Profit Sharing Plan, and the assets contained therein, into the Plan.
3.
All other terms and conditions of the Plan, and all previous amendments thereto, shall remain in full force and effect.

* * *

Exhibit 10.75

IN WITNESS WHEREOF, this instrument of amendment is executed this ___ day of June 2025.

PARSONS CORPORATION

By:

Name:

Title: _________________________________